Cooperation Contract

between

Shanghai Branch of PCITC

and

Pansoft (Jinan) Company Ltd.

Party A: Shanghai Branch of PCITC

Party B: Pansoft (Jinan) Company Ltd.

Signature address: Room 401, No. 5 Building, No. 101 Lujiazui Software Park, No. 91 lane, Eshan Road, Pudong, Shanghai

Signature date: __month__day, 2007

Party A: Shanghai Branch of PCITC
Party B: Pansoft (Jinan) Company Ltd.

In accordance with *PRC Contract Law* and on basis of consultation, this contract is hereby formulated related to that party B provides technological services for party A.

I Service contents, Means and Requirements

In line with party A's requirements, party B will dispatch advisor approved by party A to participate in the implementation of ERP program in 2007 contracted by party A, including: demand research, overall design, flow design, system configuration, integration test, field training, data conversion and program management.

II Performing deadline, Place and Means

1. This contract should be performed in PRC since it takes effect;

2. Party B completes the task assigned by party A (arranged by party A's program manager). After the task passing party A's check and acceptance, this task is over:

3. During the implementation, if the work period has to be delayed due to the following conditions, both parties should timely consult and confirm the postponement period in written form.

(1) Work has to be suspended due to force majeure in Clause X

(2) Work period delayed due to change in demand and online access time caused by party A or customer;

III Rights and Obligations of Both Parties

1. Rights and Obligations of Party A

(1) Party A is in charge of assigning wok assignment and place of party B

(2) Party A is in charge of work attendance check on party B. At the end of each month, both parties confirm by signature on attendance form, which acts as the basis

for party A affording technological service compensation for party B

(3) In accordance with relevant State regulations and work need of party B, party A provides necessary work condition and office equipment (without laptop). Unless otherwise stipulated, party A is not responsible for providing other treatments for party B, such as purchasing insurance, providing benefits.

(4) If service quality of party B can't reach program's requirements and personnel from party B still can't reach program's requirements no less than [5] days after one written warning from party A, party A reserves rights to fire personnel from party B or require party B to change persons. If party B does not change or fire personnel according to said agreement, or the changed persons still can't meet program's requirements, party A reserves rights to select a third party or terminate this contract and party B bears corresponding losses from party A.

(5) Without permission from party A's program manager, personnel from party B can't leave the program and involve in other jobs having nothing to do this program. If such situation occurs, party A reserves rights to fire personnel from party B. If corresponding losses have incurred on party A, party A reserves rights to terminate the contract and require party B for compensation.

(6) Party A affords technological service compensation for party B stipulated in Clause 4.

(7) Party A is in charge of accommodation fees of personnel from party B in the implementation place (errands are assigned by party A)

(8) Party A is in charge of temporary errand assigned on party B by itself, including transportation fees (air ticket, or train ticket and the return vehicle expenses from airport or train station to the living place. Note: return vehicle expenses should not exceed RMB 300) and hotel expenses.

(9) If party A's interests have suffered a lot due to party B's severe misconduct and malpractice (such as the program can't get access to online on time), besides terminating contract and requiring total payment of party B, party A reserves rights to file proceeding according to law.

(10) All intellectual property rights occurred during party B performing this

contract belong to party A

(11) During the implementation of this contract, party A should not hire personnel from party B

2. Rights and Obligations of Party B

(1) In line with party A's requirements, party B sends qualified advisor approved by party A to participate in the program management and implementation of SinoPec ERP contracted by party A

(2) Personnel sent by party B should obey work arrangement of party A; party B is obliged to train related members from party A and ultimate customers during the implementation of program in line with party A's requirements. If personnel from party B do not perform duties in line with the said stipulations, party A reserves rights to ask a third party to replace party B and party B bears all related expenses and pay penalties.

(3) In line with party A's requirements, party B should complete the stipulated work quantity on time, meet the stipulated quality requirements. Besides, it should complete other work tasks assigned by party A related to the program and ensure that party A enjoys stipulated rights in III 1 (4), (5), (8);

(4) Personnel from party B should observe party A's regulations formulated according to law: cherish party A's treasures and observe moral ethics.

(5) Personnel from party B should do work during holidays due to the need of program, calculate one-day work during holiday as one working day in the attendance check.

(6) If personnel from party B can't fulfill this contract due to personal reasons (besides force majeure in Clause X), it should not leave within one month (or with the permission of party A) until it submits the official written resignation report, or else, it deems that party B has breached the contract. Besides, party B should coordinate in the arrangement of backup advisor approved by party A.

(7) Party B should promise its dispatched personnel and other employees observe

the confidential obligations stipulated in Clause VI.

(8) Party B should bear body injuries and other losses for its dispatched personnel during the performing of contract and bear responsibilities for infringement on the third party by its dispatched members.

(9) Advisors from party B may go home once after one full month working in the operation field (in weekend), but with the permission of program manager from party A. Transportation fees (air ticket, or train ticket and return vehicle fees from airport or train station to living place) are at party B's account.

(10) During the implementation of this contract, party B can't hire personnel from party A.

IV Compensation and Payment Way

1. Compensation: party B's personnel list involved in the program and the payment standard are seen in the attachment. Party A will pay technological service fees in line with charging standard of party B, monthly attendance check form and payment method. Party B's personnel list involved in the program and the payment standard are seen in the attachment 1.

Party A is in charge of temporary errand assigned on party B by itself, including transportation fees (air ticket, or train ticket and the return vehicle expenses from airport or train station to the living place. Note: return vehicle expenses should not exceed RMB 300) and hotel expenses.

Besides the said expenses (technological service fees, transportation and hotel fees incurred by temporary errands assigned by party A), party A pays no other expenses to party B.

2. Payment Method:

(1) Within 20 working days after this contract takes effect, party A pays party B technological services fees from the first day involved in the program to September 30, 2007:

(2) Prior to December 31, party A pays party B technological services fees from October 1 to November 30. If the pilot program can't get access to online due to

party B's reason, party A will take 50% funds on this pilot program as penalties, such amount will not paid to party B any more;

(3) Within 20 working days after single-track operation of enterprise involving party B, party A pays personnel from party B technological services fees from December 1, 2007 to the leaving day.

(4) Each time after party B receiving payment from party A, it should simultaneously print formal tax invoice bearing same value.

V Contract Breaching Liabilities

1. Party B should complete tasks assigned by party A in the stipulated time. If the task is delayed due to other reasons than that mentioned in 3 of Clause 2, party A will deduct 1% of monthly compensation to party B as penalty for one day delayed. If the contract can't be completed on time due to party B's reasons, party A reserves rights to terminate this contract and impose penalty on party B in line with (4) in 2 of clause 4. When the said penalties can't recover party A's losses, party A reserves righis to further claim on party B.

2. During the implementation of program, if personnel from party B can't fulfill this contract due to personal reasons (besides force majeure in Clause X), it should not leave within one month (or with the permission of party A) until it submits the official written resignation report, or else, it deems that party B has breached the contract. For one day leaving in advance, party A reserves rights to deduct 1% from total payment of advisor from party B as penalty. If the program can't get access to online on time, 1 in clause V will be adopted.

3. Without the permission of program manager from party A, personnel from party B should not leave program and involve in other business unrelated to this program. If such situation occurs, party A reserves rights to fire party B and does not pay the technological service fees of the same month any more.

4. During the implementation of this program, party B should effectively transfer knowledge to personnel from party A. If party B fails to do it, it deems that party B breaches the contract. Each time such situation occurs, party A reserves rights to

deduct 1% from total payment of party B as penalty. Such stipulations impose no restriction on party A's acquiring relief in line with other clauses.

5. Party A should pay party B technological service fees in line with contract. If the payment is delayed due to other reasons than force majeure stipulated in Clause X; for one day delayed, party A should pay party B 1% of total payment this time as overdue fine. However, the total overdue fine should not exceed 5 % of total payment.

6. Whatever party breaks obligations and liabilities under this contract, contract breaching is constituted and the party in question should bear contract breaching liabilities. Whatever otherwise stipulated in this contract, party A or party B's accumulative liabilities for party B or party A under this contract should not exceed 5% of total payment under clause IV.

Clause VI Confidentiality

1. Anything provided by one party ("supplier") to another party ("demander") related to the implementation of this contract, including such documents and material as information, knowledge, data, drawing, analysis, calculation, or any other forms of intellectual results and any materials related to party or whole of them should be deemed as confidential information.

2. Both parties agree that during the contract period or any time after this contract, without the written permission of provider in advance, any party in question should not release confidential information to any third party for any reasons or purposes.

3. For the said regulations, if party A owns ultimate customers, it reserves rights to release related information to its ultimate customers.

Clause VII Discrepancy

Both parties should resolve discrepancies related to this contract or over the implementation of this contract through amicable consultation; if discrepancies can't be settled, the party in question may apply Beijing Arbitration Committee for arbitration in line with the Committee's rules. Arbitration results should be binding on both parties.

Clause VIII Application of Law

This contract and its effect, interpretation, implementation and disputes resolving should under the jurisdiction of PRC law.

Clause IX Contract Taking Effect

This contract takes effect the same day after authorized representatives from both parties have signed and sealed it.

Clause X Force Majeure

If any party can't perform the contract due to force majeure (earthquake, typhoon, flood, fire, war or other unforeseeable, insurmountable and inevitable affaires or situation), it should immediately report reasons in written form to the other party and mail the proof issued by local government no less than four days after it. During force majeure, the contract may be implemented late, partial implemented, or the contract may by totally discarded. Meanwhile, exemption can become reasonable.

Clause XI Other Items

This contract has four copies. Each party holds two. Any modification or supplement on this contract should be confirmed by both parties in written form. With unmentioned items during the implementation of this contract, both parties should resolve it amicably. This contract has one page of cover, seven pages of contents, one page for signature and one page for attachment. Altogether, this contract has ten pages.

Attachment 1: Personnel List Involved in Party A's Program and Price Form of Pansoft (Jinan) Co., Ltd

Party A Shanghai Branch of PCITC

Signature (seal): Wu Derong

Signature date: October 16, 2007

Party B Pansoft (Jinan) Company Ltd

Signature (seal): Wang Hu

Signature date: October 22, 2007

Attachment 1: Personnel List Involved in Party A's Program and Price Form of Pansoft (Jinan) Company Ltd

Serial No.	Name	Expenses (Yuan/day) Note: including homebound expenses once every month, 100 yuan/ day	Work content	Note
1	Ren Bingzhang	2050	FICO	100 Yuan/ day for the homebound expenses once every month will be added to personnel expenses, which should not be at party A's account any more. If the implementation enterprise bears this homebound expense, the 100 Yuan/day will be deducted from the single price of advisor. If party A assigns temporary errands due to the program's need, the expenses incurred are at party A's account.
2	Zhao Feisheng	1950	FICO	
3	Wang Jun	1850	FICO	
	Transportation and hotel expenses for the following members will be reimbursed due to short working time			
4	Mou Kuiming	1600	Reimbursement form development	
5	Zhang Yunjian	1600	Reimbursement form development	
6	Li Xing	1600	Reimbursement form development	